Exhibit 99.2

NEWS RELEASE January 29, 2019

Contacts: Dan Schlanger, CFO Ben Lowe, VP & Treasurer Crown Castle International Corp. 713-570-3050

Crown Castle Announces

Pricing of Senior Notes Offering

January 29, 2019 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE: CCI) (“Crown Castle”) announced today that it has priced its previously announced public offering of 4.300% Senior Notes due 2029 and 5.200% Senior Notes due 2049, in aggregate principal amounts of $600 million and $400 million, respectively. The Senior Notes due 2029 will have an interest rate of 4.300% per annum and will be issued at a price equal to 99.461% of their face value to yield 4.367%. The Senior Notes due 2049 will have an interest rate of 5.200% per annum and will be issued at a price equal to 99.894% of their face value to yield 5.207%.

The net proceeds from the offering are expected to be approximately $985 million, after deducting the underwriting discount and other estimated offering expenses payable by Crown Castle. Crown Castle intends to use the net proceeds from this offering to repay outstanding borrowings under its existing revolving credit facility.

Barclays, J.P. Morgan, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG and TD Securities are the joint book-running managers of the offering.

The offering is being made pursuant to the existing effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). The offering will be made only by means of a prospectus supplement and the accompanying base prospectus, copies of which may be obtained by contacting any joint book-running manager using the information provided below. An electronic copy of the preliminary prospectus supplement, together with the accompanying prospectus, is also available on the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding the proposed offering, including the net proceeds therefrom and the use of such proceeds. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the SEC. The term “including,” and any variation thereof, means “including, without limitation.”

ABOUT CROWN CASTLE

Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 65,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service—bringing information, ideas and innovations to the people and businesses that need them.

JOINT BOOK-RUNNING MANAGERS CONTACT INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43 200 North College Street, 3rd floor Charlotte NC 28255-0001 Attn: Prospectus Department Email: dg.prospectus_requests@baml.com	Barclays Capital Inc. c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Toll-free: (888) 603-5847 Email: barclaysprospectus@broadridge.com

J.P. Morgan Securities LLC 383 Madison Avenue, 3rd Floor New York, NY 10179 Attn: Investment Grade Syndicate Desk Toll-free: 1-212-834-4533	MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, NY 10020 Attn: Capital Markets Group Toll-free: 1-877-649-6848

TD Securities (USA) LLC 31 West 52nd Street, 2nd Floor New York, NY 10019 Attn: Debt Capital Markets Syndicate Desk Toll-free: (855) 495-9846